Exhibit 10.44

November 6, 2019

Ms. Jessica Kazmaier
Executive Vice President and
Chief Human Resources Officer
Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011

RE:         Agreement dated as of March 12, 2019 by and between Rite Aid Corporation (the "Company") and Jessica Kazmaier (the "Executive"), as amended from time to time (the "Agreement")

Dear Jessica:

I am pleased to provide you with this letter in order to update the Agreement to reflect your promotion to the position of Executive Vice President and Chief Human Resources Officer of the Company, effective September 18, 2019 (the "Amendment Date"). The increase in base salary already is effective and has been in place for some time.

In consideration of your appointment and of other good and valuable consideration, the receipt of which is acknowledged:

1.            Section 2.1 ("Position and Duties—Generally") is hereby amended by:

a.            deleting the term "Senior Vice President and Chief Human Resources Officer" and replacing it with the term "Executive Vice President and Chief Human Resources Officer" in the first sentence of Section 2.1; and

b.            deleting the term "customary for a Senior Vice President" and replacing it with the term "customary for an Executive Vice President" in the first sentence of Section 2.1.

2.            Section 3.1 ("Base Salary") is hereby amended by deleting the amount "Three Hundred Seventy-Five Thousand Dollars ($375,000)" and replacing it with the amount "four hundred thousand dollars ($400,000)".

3.            Section 4.5 ("Annual Financial Planning Allowance") is hereby amended by deleting the amount "$3,000.00" and replacing it with the amount "$5,000.00".

4.            Section 5.4(a) ("Definition of Good Reason") is hereby amended by deleting the term "Senior Vice President & Chief Human Resources Officer" and replacing it with the term "Executive Vice President and Chief Human Resources Officer".

If you are in agreement with the changes described in the above paragraphs, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

Rite Aid Corporation

/s/ James J. Comitale
Name: James J. Comitale
Title: Executive Vice President and General Counsel
Agreed:

/s/ Jessica Kazmaier
Jessica Kazmaier